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                                                                EXHIBIT EX-99.2L

                        Sutherland Asbill & Brennan LLP
                         1275 Pennsylvania Avenue, N.W.
                             Washington, D.C. 20004

                                 March 29, 2000


      STEVEN B. BOEHM
DIRECT LINE: (202) 383-0176
Internet: sboehm@sablaw.com


Allied Capital Corporation
1919 Pennsylvania Avenue, N.W.
3rd Floor
Washington, D.C.  20006

Ladies and Gentlemen:

        We have acted as counsel to Allied Capital Corporation, a Maryland corporation (the "Company") in connection with the offering from time to time by the Company of up to 12,000,000 shares of the Company's common stock, par value $0.0001 per share (the "Shares"), which offering is the subject of a registration statement on Form N-2 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act") being filed by the Company. The Registration Statement provides that the Shares may be offered in amounts, at prices, and on terms to be set forth in one or more supplements (each a "Prospectus Supplement") to the final prospectus (the "Prospectus").

         We have participated in the preparation of the Registration Statement and have examined originals or copies, certified or otherwise identified to our satisfaction by public officials or officers of the Company as authentic copies of originals, of (i) the Company's charter (the "Charter") and its bylaws ("the Bylaws"), (ii) resolutions of the board of directors of the Company relating to the authorization of the preparation and filing of the Registration Statement and approving the offer and the issuance of the Shares, and (iii) such other documents as in our judgment were necessary to enable us to render the opinions expressed below. In our review and examination of all such documents, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents and records submitted to us as originals, and the conformity with authentic originals of all documents and records submitted to us as copies. To the extent we have deemed appropriate, we have relied upon certificates of public officials and certificates and statements of corporate officers of the Company as to certain factual matters.

        We assume that prior to the issuance of any Shares there will exist, under the Charter of the Company, the requisite number of authorized but unissued shares of common stock of the Company. In addition, we assume that underwriting agreements for the offerings of the Shares (an "Underwriting Agreement") will be valid and legally binding agreements that conform to the description thereof set forth in the applicable Prospectus Supplement.
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Allied Capital Corporation
March 29, 2000
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        We assume that the issuance, sale and amount of the Shares to be offered from time to time will be authorized and determined by proper action of the Board of Directors of the Company in accordance with the parameters described in the Registration Statement (each, a "Board Action") and in accordance with the Company's Charter and Bylaws and with applicable Maryland law.

        This opinion is limited to the laws of the State of Maryland, and we express no opinion with respect to the laws of any other jurisdiction. The opinions expressed in this letter are based on our review of the General Corporation Law of Maryland.

        Based upon and subject to the foregoing and our investigation of such matters of law as we have considered advisable, we are of the opinion that:

        1. The Company is a corporation duly incorporated and existing under the laws of the State of Maryland.

        2. Upon due authorization by Board Action of the issuance of the Shares, and upon the consummation of the sale of Shares and the payment of the consideration therefor in accordance with the terms and provisions of such Board Action, the Registration Statement (as declared effective under the Act), the Prospectus or the applicable Prospectus Supplement and, if applicable, an Underwriting Agreement, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the "Legal Matters" section of the prospectus included in the Registration Statement. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                        Very truly yours,
                                        Sutherland Asbill & Brennan LLP

                                    By:  /s/ Steven B. Boehm
                                        ---------------------
                                        Steven B. Boehm

SSB/gth